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                                                       Exhibit 23(a)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3, No. 333-74355) and related Prospectus of Eaton Corporation for the registration of $1,400,000,000 of debt and equity securities and to the incorporation by reference therein of our report dated January 19, 1999, with respect to the consolidated financial statements of Eaton Corporation included in its Annual Report (Form 10-K/A No.
2) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


Cleveland, Ohio
May 10, 1999


                                                     /s/ ERNST & YOUNG LLP